Amisano Hanson   Chartered Accountants

Consent of Independent Accountant

We hereby consent to the use in this Registration Statement on Form SB-2 amendment number 5 of our report dated July 12, 2004, relating to the financial statements of Quantum Ventures Inc. as of June 30, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver Canada                       /S/

July 6, 2005                                 Chartered Accountants

# 604-750 West Pender St.          604-689-0188

Vancouver,BC